Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-11011, 333-40021, 333-41489, 333-95431, 333-33938, 333-43196, 333-44128, 333-58916 and 333-133188) and Form S-8 (File Nos. 333-09135, 333-57141, 333-40940, 333-65084, 333-106280, 333-125961, 333-133185, and 333-134781) of NMS Communications Corporation of our report dated May 30, 2008 relating to the financial statements of Groove Mobile, Inc., which appears in this Current Report on Form 8-K/A.

/s/: PricewaterhouseCoopers LLP

Boston, Massachusetts

May 30, 2008